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                          OPTION TO PURCHASE AGREEMENT

         This OPTION TO PURCHASE AGREEMENT (this "AGREEMENT") is effective as of the 30th day of June 2002 (the "EFFECTIVE DATE"), by and between U.S. CANCER CARE, INC., a Delaware corporation (together with its Affiliates (defined herein), successors, and assigns, collectively "USCC"), and DVI FINANCIAL SERVICES INC., a Delaware corporation (together with its Affiliates, successors, and assigns, collectively "DVI").


                                   WITNESSETH:

         WHEREAS, USCC owns of record and beneficially 100% of the issued and outstanding membership interest (the "CCA STOCK") in Corpus Christi Acquisition, LLC, a Delaware limited liability company ("CCA"), an oncology medical services provider;

         WHEREAS, DVI is the beneficial owner of 1,786,313 shares of common stock of OnCure Technologies Corp., a Florida corporation ("ONCURE");

         WHEREAS, DVI desires to obtain from USCC an irrevocable option to purchase all of the CCA Stock (the "OPTION"), and USCC desires to grant DVI the Option in exchange for 837,758 shares of OnCure common stock (the "SHARES");

         WHEREAS, it is currently contemplated that Dolphin Medical, Inc., a Delaware corporation (together with its Affiliates, collectively, "DOLPHIN") shall purchase 100% of the legal and beneficial interest in and to the CCA Stock; and

         WHEREAS, DVI agrees to use all commercially reasonable efforts necessary to cause Dolphin to enter into an agreement on or before October 31, 2002, whereby: (i) Dolphin would (x) acquire the CCA Stock, and (y) assume all of the Indebtedness (defined below) of CCA, and all of the Indebtedness of USCC in the form of trade payables and other commercially reasonable business operating expenses associated with the operation of CCA (hereinafter the "USCC ADDITIONAL DEBT"); and (ii) DVI would forgive, release, discharge and cancel all of the USCC Indebtedness (defined below) (clauses (i) and (ii) are hereinafter referred to collectively as, the "ACQUISITION").

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. As used herein, in addition to the terms defined elsewhere herein, the following terms have the following meanings:

         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of capital stock, by contract or otherwise.


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         "INDEBTEDNESS" means all obligations, contingent and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.

         "USCC INDEBTEDNESS" means any Indebtedness of USCC relating to CCA for borrowed money owed to DVI, or any guarantee or surety of any such Indebtedness by any USCC entity on or before the consummation of the Acquisition, including, without limitation, the Indebtedness evidenced by the agreements set forth on EXHIBIT A hereto.

         "PERSON" means any corporation, partnership, firm, joint venture, individual, association, trust, unincorporated organization or other entity.

         2. Incorporation. The recitals set forth under the "WITNESSETH" clause above incorporated herein by this reference are true, complete and accurate to the best knowledge of the undersigned.

         3. Grant of Option and Purchase Price. Subject to all of the terms and conditions set forth herein, at the Closing (as defined below) USCC shall grant to DVI, and DVI shall purchase from USCC, the Option as provided herein. The purchase price for the Option shall be the Shares (the "OPTION PURCHASE PRICE").

         4. Term of Option and Exercise Price. DVI may exercise the Option at any time prior to the earlier of: (i) November 1, 2002, or (ii) the consummation of the Acquisition (the "EXERCISE PERIOD"). The purchase price for the CCA Stock upon exercise of the Option (the "EXERCISE PRICE") shall be One 00/100 ($1.00) Dollar, together with the release, discharge and cancellation of the USCC Indebtedness by DVI, and the assumption by Dolphin of all of the Indebtedness of CCA and all of the USCC Additional Debt.

         5. Procedure to Exercise Option. DVI shall evidence the exercise of the Option by providing notice in writing to CCA and USCC of its intention to exercise the Option at least three (3) business days prior to the exercise date (the "EXERCISE NOTICE"). Upon sending the Exercise Notice in accordance with
Section 11 herein, and upon receipt of the Exercise Price (which shall


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consist of any reasonably requested document by USCC necessary to evidence the
Exercise Price), USCC shall transfer all of its CCA Stock to DVI. In the event that CCA has issued or is required to issue certificates as evidence of an equity holder's ownership interest in and to CCA, USCC shall cause to be delivered to DVI within three (3) business days of the Exercise Notice, such original certificates bearing DVI's name, or any other evidence necessary to reflect DVI's ownership interest in the CCA Stock.

         6. Closing and Deliveries at the Closing. The closing of the grant and purchase of the Option (the "CLOSING") shall occur upon the execution and delivery of this Agreement. At the Closing, or within seven (7) business days thereafter, DVI shall deliver to USCC, the original stock certificates issued by OnCure representing the Option Purchase Price duly endorsed for transfer or accompanied by duly executed stock powers, free and clear of any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law.

         7. Validly Issued CCA Stock. The CCA Stock that shall be delivered to DVI upon the exercise of the Option, assuming the Exercise Price is delivered to USCC, shall be duly authorized and validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, security interest or other hypothecation, charge, claim, set off, assessment, or encumbrance (other than any created by DVI, including, without limitation, pursuant to that certain Securities Pledge Agreement, dated March 15, 1999, by and between USCC and DVI).

         8.  Representations and Warranties of USCC.

         USCC represents and warrants to DVI that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation, and has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and any other document related hereto, and has been duly authorized by all requisite corporate action by USCC. This Agreement has been duly and validly executed and delivered by USCC and constitutes the legal, valid and binding obligation of USCC in accordance with its terms.

         USCC represents and warrants to DVI that it is the sole and lawful owner of record of the CCA Stock and further represents and warrants that during the Exercise Period USCC shall not, either directly or indirectly, grant, hypothecate, dispose of, encumber or transfer, in any manner whatsoever any interest in the CCA Stock, or any assets of CCA, to any party without the prior written consent of DVI, which consent shall be deemed given in favor of Dolphin in the event that the Acquisition occurs on or before October 31, 2002.

         9.  Representations and Warranties of DVI.

         DVI represents and warrants to USCC that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation, and has all necessary corporate power and authority to enter into and perform its obligations under this Agreement and


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any other document related hereto, and has been duly authorized by all requisite corporate action by DVI. This Agreement has been duly and validly executed and delivered by DVI and constitutes the legal, valid and binding obligation of DVI in accordance with its terms.

         10. Further Assurances. Each of the parties hereto agrees to take such other actions and/or execute such other documents, instruments, and agreements as may be necessary to effectuate the terms contained herein and fulfill its obligations under this Agreement and any other document referred to herein.

         11. Notice. All notices or other communications made by USCC or DVI pursuant hereto shall be in writing and shall be sufficiently given if and when hand delivered to the authorized persons representing the respective entities at the address set forth in the signature pages hereto, or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by facsimile, with receipt acknowledged, followed by regular mail and addressed as set forth below or to such other address or addresses as shall be furnished in writing by any party hereto in accordance herewith. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

         12. Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, except to the extent otherwise required by law.

         13. Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         14. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of such counterparts together shall be deemed to be one and the same legally binding document. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this Agreement.

         15. JURY WAIVER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE PERFORMANCE OF EITHER PARTY HEREUNDER, OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREWITH.

         16. Assignments; Parties in Interest. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the


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other parties; provided however, that, prior to or simultaneous with the consummation of the Acquisition or prior to the expiration of the Exercise Period, which ever is earlier, this Agreement and all of DVI's rights hereunder shall be assigned to, and all of DVI's obligations hereunder (other than DVI's obligation to release and discharge the USCC Indebtedness upon the consummation of the Acquisition) shall be assumed by, Dolphin. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

         17. Publicity. The parties agree not to issue any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto (which approval shall not be unreasonably withheld); provided, however, that nothing contained herein shall prevent any party hereto, at any time, from furnishing any required information to any governmental authority or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to the Agreement or the transaction contemplated hereby if required by law, rule or regulation.

         18. Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of September 30, 2002 but this Agreement is effective as of June 30, 2002.


                                         U.S. CANCER CARE, INC.,
                                         a Delaware corporation


                                         By: /s/ Jeffrey A. Goffman
                                            -----------------------
                                         Name: Jeffrey A. Goffman
                                         Title: Chief Executive Officer
                                         Address:
                                         620 Newport Center Drive, Suite 1109
                                         Newport Beach, CA 92660
                                         (949) 721-6609
                                         (949) 721-6610 (facsimile)



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                                         DVI FINANCIAL SERVICES INC.,
                                         a Delaware corporation


                                         By:/s/ John P. Boyle
                                            -----------------
                                         Name:
                                         Title:
                                         Address:
                                         2500 York Road
                                         Jamison, PA 18929
                                         (215) 488-5000
                                         (215) 488-5415 (facsimile)


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